EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 248 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated December 14, 2021, which was filed as Exhibit (i) to Post-Effective Amendment No. 241.

/s/ Jeanmarie Valle Lee
Jeanmarie Valle Lee, Esq.

March 29, 2023

Boston, Massachusetts